Exhibit 3.13

MSG HOLDING CORPORATION	n/c 7/29/92 to

PARAMOUNT PARKS INC.

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BY-LAWS

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ARTICLE I

OFFICES

Section 1.    Registered Office.    The registered office shall be in the City of Dover, County of Kent, State of Delaware.

Section 2.    Other Offices.    The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 1.    Place of Meeting.    All meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Del aware as shall be stated in the notice of the meeting or in a duly executed notice of waiver thereof.

Section 2.    Notice of Meeting.    Written notice of all meetings of the shareholders of the Corporation stating the place, date, and hour of the meeting shall be given not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 3.    List of Stockholders.    The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced at the time and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 4.    Annual Meeting.    Annual meeting of stockholders shall be held at a date, time and place as shall be fixed by resolution of the Board of Directors and as shall be stated in the notice of meeting, for the election, by a plurality vote, of a Board of Directors and for the transaction of such other business as may properly be brought before the meeting.

Section 5.    Special Meetings.    Special meetings of the stockholders, for any purpose or purposes, may be called by the President and shall be called by the President and Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 6.    Agenda.    Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7.    Quorum.    The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8.    Votes Required for Action.    When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and voting shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9.    Voting.    Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period, provided, however, that with respect to the election of Directors of the Corporation, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision and the provision in the Certificate of Incorporation as to cumulative voting) each holder of stock would be entitled to cast for the election of Directors with respect to the shares of stock held multiplied by the number of Directors to be elected by the stockholder, and the stockholder may cast all of such votes for a single Director or may distribute them among the number to be voted for, or for any two or more of them as the stockholder may see fit.

ARTICLE III

DIRECTORS

Section 1.    Number of Directors.    The number of Directors which shall constitute the whole Board shall be not less than three nor more than seven. The first Board shall consist of three Directors. Thereafter, within the limits above specified, the number of Directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each Director elected shall hold office until the next annual election and until a successor is elected and qualified or until the Director’s earlier resignation or removal. Any Director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

Section 2.    Vacancies.    Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and any Director so chosen shall hold office until the next annual election and until a successor is duly elected and shall qualify or until the Director’s earlier resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

Section 3.    Powers.    The business of the Corporation shall be managed by its Board of Directors which may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be executed or done by the stockholders.

Section 4.    Removal.    Directors may be removed with cause by a majority of the Board of Directors, and may be removed by the holders of a majority of the stock with or without cause at a duly called meeting at which a quorum is present and acting or by written consent in lieu of meeting of a majority of the stock having voting power.

Section 5.    Meetings.    Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolutions of the Board of Directors or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors. Special meetings may be held at any time upon the call of the Chairman of the Board, the President, or Vice President and shall be so called at the request of any three Directors by telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders. Notice need not be given of regular meetings of the Board of Directors. Meetings may be held at any time without notice if all the Directors are present, or at any time without notice if all the Directors are present, or if at any time before of after the meeting those not present waive notice of the meeting in writing. A notice or waiver of notice need not specify the purpose of any meeting of the Board of Directors.

Section 6.    Quorum.    At all meetings of the Board a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.    Action Without a Meeting.    Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors.

Section 8.    Participation Other Than in Person.    The members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.

Section 9.    Committees of Directors.    The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more Committees, including without limitation an Executive Committee, each Committee to consist of one or more Directors of the Corporation. The Board may designate one or more Directors as alternate members of any Committee who may replace any absent or disqualified member at any meeting of the Committee. Such Committees shall have and may exercise such power and authority as the Board of Directors shall designate by resolution passed by a majority of the whole Board. The Executive Committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, including without limitation the power and authority to declare dividends and authorize the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of any Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such Committees shall have such names as may be determined from time to time by resolution adopted by the Board of Directors. The Board may from time to time suspend, alter, continue, or terminate any such Committee or the powers and functions thereof.

Section 10.    Other Committees.    The Board of Directors shall also have the power to appoint such regular and special Committees consisting of Directors, officers and/or other persons and having such powers and functions as the Board may prescribe. The Board may from time to time suspend, alter, continue, or terminate any such Committee or the powers and functions thereof.

Section 11.    The Board as an Executive Committee.    In the event a quorum shall not be present at any regular or special meeting of the Board, the Directors present at such meeting, if not less than three, shall be considered and meet as an Executive Committee and shall act only by the concurring vote of a majority of the number present. In the absence of the Chairman of the Board, the President, and in the President’s absence, the Senior Director present, shall preside over any such Executive Committee meeting.

Section 12.    Minutes of Committee Meeting.    Each Committee shall prepare minutes of its meetings, which minutes shall be kept in the minute book of the Corporation, and the minutes of each meeting of any Committee held since the preceding meeting of the Board shall be reported to the Board at the meeting of the Board next following any such Committee meeting.

Section 13.    Compensation of Directors.    The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be allowed like compensation for attending Committee meetings.

ARTICLE IV

OFFICERS

Section 1.    Offices.    The Board of Directors may elect a Chairman of the Board, and shall elect a President, one or more Vice Presidents, a Secretary, and a Treasurer, and such other additional officers with such titles as the Board of Directors shall determine, all of whom shall be chosen by the Board of Directors and hold office for one year and until their successors are chosen and qualify, or until their earlier removal or resignation. Any two or more offices, except those of President and Secretary, may be held by the same person.

Section 2.    Duties.    Said officers shall have the usual powers and shall perform all the usual duties incident to their respective offices and shall in addition perform such other duties as shall be assigned to them from time to time by the Board of Directors.

Section 3.    Absence of an Officer.    In the absence or disability of any officer of the Corporation, the Board of Directors may, during such period, delegate those powers and duties to any other executive officer or to any Director and the person to whom such powers and duties are delegated shall for the time being hold such office.

Section 4.    Officers Subject to Board.    All officers shall be subject to the supervision and direction of the Board. The authority, duties, or responsibilities of any officer of the Corporation may be suspended by the Chairman or the President with or without cause and any officer elected or appointed by the Board may be removed by the Board with or without cause. Any vacancy occurring in any office, unless such office shall be abolished by the Board, shall be filled at any regular or special meeting of the Board.

ARTICLE V

INDEMNIFICATION

To the fullest extent permitted by the laws of the State of Delaware:

(a)    The Corporation shall indemnify any person, (and his or her heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (brought by or in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that he or she is or was a Director, Officer employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Stockholder, Director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, for and against all expenses, (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors, or administrators in connection with such action, suit, or proceeding, including appeals.

(b)    The Corporation may, in the discretion of the Board of Directors, pay expenses incurred in defending any action, suit or proceeding described in subsection (a) of this Article in advance of the final disposition of such action, suit, or proceeding, including appeals.

(c)    The Corporation may purchase and maintain insurance on behalf of any person described in subsection (a) of this Article against any liability asserted against him or her, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article or otherwise.

(d)    The provisions of this Article shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article shall be deemed to be a contract between the Corporation and each director, officer, employee or agent who serves in such capacity at any time while this Section and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Article shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article shall neither be exclusive of, nor be deemed in limitation of, any rights to which any such officer, director, employee or agent may otherwise be entitled or permitted by contract, the Certificate of Incorporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in his or her official capacity and actions in any other capacity while holding such office, it being the policy of the Corporation that indemnification of the specified individuals shall be made to the fullest extent permitted by law.

(e)    For purposes of this Section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries.

The indemnification provided by this Article shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders, or disinterested Directors or otherwise.

ARTICLE VI

NOTICES

Section 1.    Definition.    Whenever under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing by mail, addressed to such Director or stockholder at the address as it appears on the records of the Corporation with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram.

Section 2.    Waiver.    Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII

STOCK AND CERTIFICATES

Section 1.    Form.    Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, or President or Vice President, and any Treasurer or Assistant Treasurer, or Secretary or Assistant Secretary of the Corporation, certifying the number of shares owned by the stockholder in the Corporation. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares the total amount of the consideration to be paid therefor and the amount paid thereon shall be specified. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights.

Section 2.    Lost Certificates.    The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon such terms and conditions as it may deem advisable and as may be permitted by applicable law.

Section 3.    Transfers.    Transfers of shares shall be made on the books of the Corporation only by the person named in the certificate or by power of attorney duly executed, witnessed, and filed with the Secretary of the Corporation or other proper officer of the Corporation, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class of stock with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require. No transfer of stock other than on the records of the Corporation shall be valid except between the parties thereto until such transfer shall have been made upon the records of the Corporation.

Section 4.    Registered Stockholders.    The Corporation shall be entitled to treat the person in whose name any share, right, option, warrant, security, or other obligation is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such share, right, option, warrant, security, or other obligation on the part of any other person whether or not the Corporation shall have express or other notice thereof except as otherwise provided by the laws of Delaware.

Section 5.    Fixing Record Date.    In order that the Corporation may determine the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock or of any other lawful action, the Board of Directors may fix in advance a record date which shall not be more than sixty nor less than ten days before the date of such meeting or other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VIII

GENERAL PROVISIONS

Section 1.    Dividends.    Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared pursuant to law by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, property, or shares of capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation.

Section 2.    Reserves.    Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve.

Section 3.    Fiscal Year.    The fiscal year of the Corporation shall be adopted by the Board of Directors at the first Board meeting.

Section 4.    Seal.    The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX

AMENDMENTS

The By-Laws of the Corporation may be altered, amended, or repealed and new By-Laws not inconsistent with law or any provision of the Certificate of Incorporation, as amended, may be adopted by action of the Board of Directors.

AMENDMENT TO THE BY-LAWS AS OF July 10, 2002

RESOLVED, that each of the officers of the Corporation is authorized to delegate his or her respective signature or voting authority granted by the Corporation’s Certificate of Incorporation and By-Laws and laws of the states in which the Corporation is incorporated and qualified to do business by a writing (i) specifying the scope of the authority being delegated by the writing, (ii) identifying the delegate either by name or as the incumbent of a position, and (iii) advising the delegate that he or she will have no authority to redelegate the signature authority being delegated;

RESOLVED, that none of the authority granted in the above resolution will constitute a delegation of, or change in, the limits of authority otherwise imposed on the specified officers or delegates or in any manner be permitted to operate in derogation of such limits of authority;

RESOLVED, that any conflict between the foregoing resolutions with respect to delegation of authority and the By-Laws of the Corporation shall be resolved in favor of the resolutions herein, and the Corporation’s By-Laws shall be deemed to be amended in accordance herewith;

RESOLVED, that the number of directors comprising the Board of Directors of the Corporation be at least one (1) and not more than fifteen (15); and that any conflict between this resolution and the by-laws of the Corporation or any prior resolution adopted by the Board of Directors of the Corporation shall be resolved in favor of this resolution, and the Corporation’s By-Laws shall be deemed to be amended in accordance herewith;